UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 24, 2014

Qumu Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-00619	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 944-8144

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act

☒      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 2 and 3 through 6 are not applicable and therefore omitted.

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 24, 2014, Qumu Corporation (the “Company”) entered into an asset purchase agreement (the “asset purchase agreement”) with Equus Holdings, Inc. (“Equus Holdings”) and Redwood Acquisition, Inc. (“Buyer”). Buyer is a wholly-owned subsidiary of Equus Holdings. The Company’s board of directors (the “Board”) unanimously approved the asset purchase agreement and received a fairness opinion from Mooreland Partners LLC relating to the asset sale transaction.

Under the terms of the asset purchase agreement, the Company has agreed to sell to Buyer all of the assets primarily used or primarily held for use in connection with its disc publishing business. Among the assets to be sold by the Company are its building and real property located at 7725 Washington Avenue, Minneapolis, Minnesota and its subsidiaries Qumu Europe GmbH, Rimage Information Technology (Shanghai) Co., Ltd., Rimage Holdings (Singapore) Pte., Ltd. and Rimage Japan Co., Ltd. Buyer has also agreed to assume on the closing date certain agreements and liabilities relating to the disc publishing business and the acquired assets. Following the closing of the transactions contemplated by the asset purchase agreement, the Company will retain its enterprise video content management software business. The Company anticipates using all of the net proceeds from the asset sale transaction in connection with the development and operation of our software business and for general working capital purposes.

The purchase price for the acquired assets will be $23 million plus an estimated amount of cash held by certain subsidiaries to be acquired by Buyer (up to $800,000), plus or less the difference in the estimated net book value of the disc publishing business (as defined in the asset purchase agreement) at closing and a net book value target of $5 million, and less the estimated EBITDA of the disc publishing business (as defined in the asset purchase agreement) from June 1, 2014 through the closing date. At the closing of the asset sale transaction, Buyer will pay the Company the purchase price in cash less a $2.3 million escrow amount that will be placed in an escrow account to support the Company’s indemnification obligations under the asset purchase agreement for a fifteen month escrow period.

Following the closing date, the purchase price will be further adjusted for the actual cash held by certain subsidiaries at the closing date, the actual difference between net book value at the closing date and the target net book value amount, and the actual EBITDA of the disc publishing business from June 1, 2014 through the closing date. Any adjustments will be paid in cash following the closing.

Closing of the asset sale transaction is subject to conditions, including that the Company obtain the approval of its shareholders of the asset sale transaction and that Buyer obtain financing under its bank commitment letter or alternative financing in an amount sufficient, together with the cash on hand of Equus Holdings and Buyer, to consummation the transactions contemplated by the asset purchase agreement.

The asset purchase agreement contains customary representations and warranties of the parties. The statements set forth in those representations and warranties are made solely for purposes of the asset purchase agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with the negotiated terms of the asset purchase agreement.  Moreover, some of those representations and warranties may have only been true at a certain date, may be subject to a standard of materiality defined by the asset purchase agreement that may differ from what may be viewed as material by investors, or may have been used for purposes of allocating risk between the parties rather than establishing matters of fact.  The Company’s shareholders are not third party beneficiaries under the asset purchase agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, the disc publishing business, or of Equus Holdings or Buyer.

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The asset purchase agreement also includes customary covenants of the parties, including covenants relating to the conduct of the disc publishing business, access to the disc publishing business and its books and records, confidentiality, non-competition and non-solicitation, the preparation of the proxy statement for a meeting of the Company’s shareholders to approve the asset sale transaction and the calling of the shareholder meeting, tax matters, employment matters relating to the Company’s employees who are engaged primarily in the disc publishing business that will be hired by Redwood Acquisition at or following closing, use of the Qumu and Rimage names, the treatment of non-assignable assets and the reorganization of the Company’s subsidiary operations.

Equus Holdings has also agreed to use its reasonable best efforts to obtain financing on the terms and conditions described in a bank commitment letter or to use its reasonable best efforts to obtain alternate financing under certain circumstances, to provide the Company with notice of certain matters relating to the financing and bank commitment letter, and to certain restrictions on amendments to the bank commitment letter.

Subject to certain exceptions, the Company also has agreed not to solicit acquisition proposals (as defined in the asset purchase agreement), and to certain restrictions on the Company’s ability to facilitate or encourage any such proposals. However, the Board may consider a bona fide written acquisition proposal that is received from a third party prior to shareholder approval that is not obtained as a result of a violation of the Company’s non-solicitation obligations and that the Board determines in good faith constitutes or is reasonably likely to constitute a superior proposal. Upon proper notice to Buyer, the Company may furnish information to the third party making such acquisition proposal and participate in discussions and negotiations with that third party. The Board may change its recommendation with respect to the asset sale transaction with Equus Holdings and Buyer if the Board determines in good faith that the failure to do so would be inconsistent with its fiduciary duties, provided that the Company complies with its non-solicitation and other related obligations, provides proper notice, and engages in good faith negotiations with Buyer and Equus Holdings regarding potential changes to the terms of the asset purchase agreement.

The asset purchase agreement includes customary termination provisions, including that each of the Company or Equus Holdings and Buyer may terminate the asset purchase agreement if the closing does not occur by July 31, 2014, if a court or other governmental entity prohibits the transaction, the transaction is illegal or otherwise prohibited by legal requirements or the Company holds a meeting of its shareholders and the asset sale transaction is not approved by the Company’s shareholders. Further, either party may terminate the asset purchase agreement if any of the representations and warranties of the other party are breached or if the other party breaches its covenants and the breach cannot be cured. The Company also may terminate the asset purchase agreement prior to obtaining shareholder approval to contemporaneously enter into a definitive agreement for a superior proposal. Buyer may terminate the asset purchase agreement if the Board fails to recommend that shareholders approve the asset purchase agreement, the Board changes its recommendation regarding the asset purchase agreement, or the Board refuses to publically affirm its recommendation to approve the asset sale transaction upon Buyer’s request after the Company’s receipt of another acquisition proposal.

If the asset purchase agreement is terminated under certain circumstances, including by Buyer or the Company for failure to obtain the required shareholder approval or by Buyer as a result of a change in the recommendation of the Board or a failure to reaffirm the recommendation or by the Company prior to shareholder approval to enter into a definitive agreement for a superior proposal, the Company will be required to pay Buyer a termination fee of $500,000. If the asset purchase agreement is terminated by the Company because of the inability of Buyer and Equus Holdings to obtain financing for the transaction, Buyer will be required to pay the Company a termination fee of $300,000.

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To enable Buyer to continue the operations of the disc publishing business immediately after closing and to enable the Company to continue its operation of its software business immediately after closing, the Company and Buyer will enter into a mutual transition services agreement at closing by which the parties will provide or receive services in areas such as finance, marketing, general management, operations support, information technology and information systems, human resources, and supply chain management. The Company also will lease space from Buyer to operate its software business under a lease agreement to be executed and delivered at closing. If Buyer does not have certain employee benefit plans in place by closing, the Company and Buyer will enter into an employee transition agreement at closing for a term of up to 45 days after the closing.

This foregoing summary of the asset purchase agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the asset purchase agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

ITEM 8.01    OTHER EVENTS.

On April 24, 2014, the Company issued a press release announcing the asset purchase agreement and proposed asset sale transaction.  A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Attached as Exhibit 99.2 is an Employee Q&A Fact Sheet dated April 24, 2014 regarding the proposed asset sale transaction to be provided by the Company to its employees.

Attached as Exhibit 99.3 is a presentation dated April 24, 2014 to be made by the Company’s management to the Company’s disc publishing employees regarding the proposed asset sale transaction.

Attached as Exhibit 99.4 is the text of an email dated April 24, 2014 providing certain information to the Company’s disc publishing employees regarding the proposed asset sale transaction. Attached as Exhibit 99.5 is the text of an email dated April 24, 2014 providing certain information to the Company’s software employees regarding the proposed asset sale transaction.

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Important Transaction Information

In connection with the proposed sale of disc publishing assets to Equus Holdings, Inc. and Redwood Acquisition, Inc., Qumu Corporation will file a proxy statement with the SEC. Shareholders and investors are advised to read the proxy statement when it becomes available because it will contain important information about the asset sale transaction and the Company. Shareholders and investors may obtain a free copy of the proxy statement (when available) and other documents filed by Qumu with the SEC at the SEC’s web site at www.sec.gov. Free copies of the proxy statement, once available, and the Company’s other filings with the SEC, may also be obtained at www.qumu.com by following the Quick Link for “Investors” and then following the link to “SEC Filings.” Free copies of Qumu’s filings may be obtained by directing a written request to Qumu Corporation, 7725 Washington Avenue, Minneapolis, Minnesota 55439, Attention: James R. Stewart or by telephone at 952-683-7900.

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Participants in the Solicitation

Qumu Corporation and its directors, executive officers and other members of its management may be deemed to be soliciting proxies from the Company’s shareholders in favor of the asset sale transaction with Equus Holdings, Inc. and Redwood Acquisition, Inc. Investors and shareholders may obtain more detailed information regarding the direct and indirect interests in the transaction of persons who may, under the rules of the SEC, be considered participants in the solicitation of Qumu’s shareholders in connection with the transaction by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed with the SEC. Information about the Company’s directors and executive officers may be found in the Company’s definitive proxy statement for its 2014 Annual Meeting of Shareholders filed with the SEC on April 15, 2014. These documents are available free of charge once available at the SEC’s web site at www.sec.gov or by directing a request to the Company as described above.

Forward-Looking Statements

This Form 8-K and certain of the exhibits hereto contain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this Form 8-K or the exhibits that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with the transaction and the Company’s business, including the risk that a condition to closing of the transaction may not be satisfied, including shareholder approval and receipt of financing by Equus Holdings, Inc.; the possibility that competing offers for the disc publishing assets may be made; the risk that the transaction will not be consummated within the expected time period; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, suppliers and other business partners of both the disc publishing and software businesses; risks related to Qumu’s ability to operate its retained software business; the challenges associated with transitioning the software business and disc publishing business to separate, stand alone operations following closing; and the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
2.1	Asset Purchase Agreement dated April 24, 2014 by and among Equus Holdings, Inc., as Parent, Redwood Acquisition, Inc. as Buyer and Qumu Corporation as Seller.*
99.1	Press Release issued by Qumu Corporation on April 24, 2014.
99.2	Employee Q&A Fact Sheet dated April 24, 2014.
99.3	Presentation to Disc Publishing Employees dated April 24, 2014.
99.4	Email to Disc Publishing Employees dated April 24, 2014.
99.5	Email to Software Employees dated April 24, 2014.

* Pursuant to Item 601(b)(2) of Regulation S-K, Qumu Corporation hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the asset purchase agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QUMU CORPORATION

By:	/s/	James R. Stewart
James R. Stewart
Chief Financial Officer

Date: April 24, 2014

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